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Southampton Partners-INC - 10QSB - Quarterly Report        Date Filed: 7/14/2003
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EXHIBIT 11

Southampton Partners, Inc.

EPS Calculations for period December 31, 2002 to March 31, 2003

Basic                    $.0

Diluted                  $.0




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Southampton Partners-INC - 10QSB - Quarterly Report        Date Filed: 7/14/2003
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FINANCIAL DATA SCHEDULE

Table 3

The schedule contains summary financial information extracted from the consolidated financial statements and is qualified in its entirety by reference to such financial statements.

                                                                 3-MOS Ended
                                                                March 31, 2003
                                                               -----------------
Net Loss                                                            -
Accounts Payable and Accrued Expenses                               -
Total stockholders' equity                                          -
Primary Earnings Per Common Share                                   -
Fully Diluted Earnings Per Common Share                             -



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